UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

(312) 676-5773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 26, 2013, Groupon, Inc. (the “Company”) entered into Amendment No. 1 to Share Purchase Agreement (the “Amendment”) by and among the Company, Groupon Trailblazer, Inc. (“Groupon Trailblazer”), LivingSocial, Inc. (“LivingSocial”), and LivingSocial, BV (“Living Social BV”). The Amendment was entered into in connection with the previously reported Share Purchase Agreement, dated as of November 6, 2013, by and among the Company, Groupon Trailblazer, LivingSocial and LivingSocial BV, pursuant to which Groupon Trailblazer will acquire (the “Acquisition”) all of the issued and outstanding share capital of Living Social Korea Inc. (“LS Korea”), the holding company of Ticket Monster, Inc. (“Ticket Monster”).
Pursuant to the Amendment, the parties agreed to revise the purchase price adjustment mechanics in the Share Purchase Agreement as follows:

•
The calculation of the closing date working capital of LS Korea and its subsidiaries were revised to reflect (i) an increase of approximately $0.5 million in the amount to be accrued as a current liability in respect of Ticket Monster’s bonus plan and (ii) recharacterizing certain lease deposits as current assets, which is expected to increase the closing date working capital by approximately $2.5 million. In addition, loyalty points granted to customers in connection with certain special marketing campaigns that expire unused on or prior to January 31, 2014 will not be included as a current liability.

•
The closing date working capital targets for LS Korea and its subsidiaries were reduced by approximately $0.5 million to reflect the increased accrual in respect of Ticket Monster’s bonus plan as described above. The parties also agreed that such working capital targets will be further reduced by up to approximately $2.2 million for certain marketing expenses to be incurred by LS Korea and its subsidiaries, and that the cash target amounts will be reduced to account for any such marketing expenses actually paid in cash.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference in its entirety. The Amendment has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Groupon Trailblazer, LS Korea or Ticket Monster.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company urges you to refer to the factors included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.groupon.com or the SEC’s web site at www.sec.gov. The Company’s actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect the Company’s expectations as of November 29, 2013. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.        Description

2.1	Amendment No. 1 to Share Purchase Agreement, dated as of November 26, 2013, among Groupon, Inc., Groupon Trailblazer, Inc., LivingSocial, Inc. and LivingSocial, BV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: November 29, 2013	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.        Description

2.1	Amendment No. 1 to Share Purchase Agreement, dated as of November 26, 2013, among Groupon, Inc., Groupon Trailblazer, Inc., LivingSocial, Inc. and LivingSocial, BV.